Exhibit A

FORM OF
CONVERTIBLE PROMISSORY NOTE

THIS NOTE, AND ANY SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

NEW GENERATION HOLDINGS, INC.

Convertible Promissory Note

$753,304.27	December ___, 2005

NEW GENERATION HOLDINGS, INC., a Delaware corporation (hereinafter referred to as "Maker" or the "Company"), for value received, hereby promises to pay to Jacques Mot (the "Payee"), or his assigns, on demand, the aggregate principal amount of Seven Hundred Fifty Three Thousand Three Hundred Four and 27/XX Dollars ($753,304.27) in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, together with accrued interest, compounded annually (calculated on the basis of the actual number of days elapsed over a year of 360 days), from the date hereof on the unpaid balance of such principal amount, at the rate of ten percent (10%) per annum.

This Convertible Promissory Note (this “Note”) was issued pursuant to a Debt Exchange Agreement among the Company, the Payee and the Company's wholly owned subsidiary , New Generation Plastic, Inc. ("NGP") dated of even date herewith (as amended, restated or modified from time to time, the “Debt Exchange Agreement”).

The principal of and interest on this Note shall be payable by wire transfer of immediately available funds to the account of the Payee of this Note at such banking institution as such Payee designates or, if requested by such Payee, by certified or official bank check payable to the Payee of this Note mailed to such Payee at the address of such Payee as set forth in the Debt Exchange Agreement or such other address as shall be designated in writing by the Payee to the Company.

The outstanding principal and interest under this Note shall be convertible at the option of the Payee at any time after the date of this Note, into: (i) shares of the Company's Series A Preferred Stock, par value $0.001 per share ("NGH Preferred Stock") at a conversion price equal to $1.507 per share; or (ii) shares of NGP's Series A Preferred Stock, par value $0.001 per share ("NGP Preferred Stock" and collectively, with the NGH Preferred Stock, "Preferred Stock") at a conversion price equal to $1.507 per share, subject to the satisfaction of the conditions set forth in Section 2 of the Debt Conversion Agreement. As soon as possible after a conversion has been effected (but in any event within ten (10) days after the surrender of this Note), Maker will (or will cause NGP, as applicable) to deliver to Payee a certificate or certificates representing the number of shares of Preferred Stock issuable by reason of such conversion in such name or names and such denomination or denominations as Payee has specified, together with payment in lieu of any fraction of a share. Payee shall reserve and keep available for issuance (and shall cause NGP to reserve and keep available for issuance) upon the conversion of the Note such number of its authorized but unissued shares of Preferred Stock, as applicable, as will be sufficient to permit the conversion in full of all amounts outstanding under this Note and such shares of Common Stock as will be sufficient to permit the conversion in full of all such Preferred Stock issued upon conversion of this Note, and upon such issuance such shares of Preferred Stock and/or Common Stock will be validly issued, fully paid and nonassessable.

Any of the following events shall constitute an “Event of Default” under this Note:

1. all or any part of the principal or interest on the Note is not paid when due and payable;

2. failure of the Maker to observe or perform in any material respect any covenant or agreement of the Maker in this Note or the Debt Exchange Agreement (which failure continues for a period of ten (10) days after notice from Payee to Maker);

3. filing by the Maker of a petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or consenting in writing to the filing of any such petition against it;

4. the Maker grants, or agrees to grant, any lien or security interest on any of its assets or properties (from and after the date hereof;

5. making by the Maker of a general assignment for the benefit of its creditors, or admitting in writing its inability to pay, or in fact failure to pay, its debts generally as they become due, or consenting in writing to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Maker, or of all or any part of the assets of the Maker;

6.  appointment of a receiver, conservator, custodian, liquidator or trustee of the Maker or of all or any of its assets by court order, if such order remains in effect for more than thirty (30) days; or entering of an order for relief with respect to the Maker under the U.S. Bankruptcy Code; or filing of a petition against the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, if not dismissed within thirty (30) days; or

7.  sale of all or substantially all of the Company's assets other than in connection with the "spinoff" of NGP to its stockholders.

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Upon the occurrence and continuation of an Event of Default hereunder, all of the unpaid principal amount of this Note and any accrued interest thereon shall automatically become due and payable, and the Maker hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the Payee to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to the Payee or any subsequent holder.

Upon the failure to make payment of any principal or interest due hereunder, then at the option of Payee and without notice to the Company, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the lesser of (i) the rate that is five percentage points (5.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law.

Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees, incurred by the Payee of this Note in collecting or enforcing this Note.

No extension of the time for payment of the indebtedness evidenced hereby, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of the Company hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless the Payee otherwise agrees in writing. No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise, and no waiver or modification of the terms hereof shall be valid unless set forth in writing by the Payee of this Note and then only to the extent set forth therein.

Any action or exercise of any power or right hereunder requiring the approval of the holders of Notes shall require the written consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding.

The provisions hereof shall be binding upon and inure to the benefit of the Payee of this Note and its successors, assigns, heirs/or personal representatives. This Note may be assigned, in whole or in part, by the Payee or any subsequent Payee hereof without the consent of the Company.

THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

Maker acknowledges that its failure to effect the conversion of this Note into Preferred Stock, pursuant to the terms of this Note and/or the Debt Exchange Agreement will cause irreparable and continuing damage to the Payee, the extent of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Maker hereby agrees that Payee shall be entitled to specific performance with respect to all acts or actions necessary or appropriate to effect the conversion of this Note into Preferred Stock, in accordance with the terms of this Note and/or the Debt Exchange Agreement.

The Maker, from time to time after the date hereof, at the Payee’s request, will execute, acknowledge and deliver to the Payee such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Payee may reasonably request in order to carry out the intent and purposes of this Note.

This Note is made and delivered in, and shall be governed by and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of laws rules thereof.

[REMAINDER INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

NEW GENERATION HOLDINGS, INC.

By:______________________________________
Name:
Title: